UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        March 30, 2007
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                    Hercules Technology Growth Capital, Inc.

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        Maryland                814-00702               74-3113410

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        400 Hamilton Avenue, Suite 310, Palo Alto, CA                   94301


Registrant's telephone number, including area code      650/289-3060
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On March 30, 2007, Hercules Technology Growth Capital, Inc. (the "Company"), entered into the Fifth Amendment to the Sale and Servicing Agreement among the Company, Hercules Funding Trust I, Hercules Funding LLC, U.S. National Bank Association, Lyon Financial Services, Inc. and Citigroup Global Markets Realty Corp. (the "Fifth Amendment").

     The Fifth Amendment extends the Company's borrowing capacity of $150 million through July 31, 2007 and lowers the interest rate charged on the credit facility to LIBOR plus 1.20% from LIBOR plus 1.65%.


Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See the description under Item 1.01 for a description of the Company's amended Sale and Servicing Agreement, which discussion is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits


EXHIBIT NUMBER                  DESCRIPTION
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10.1       Fifth Amendment to Sale and Servicing Agreement dated March 30, 2007.
99.1       Press Release of the Company dated April 3, 2007

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


April 3, 2007                           By: /s/ Scott Harvey
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                                            Scott Harvey
                                            Chief Legal Officer


                                  EXHIBIT INDEX


Exhibit No.     Description of Exhibits
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  10.1          Fifth Amendment to Sale and Servicing Agreement dated March 30,
                2007.
  99.1          Press Release of the Company dated April 3, 2007